UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Bill.com Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100
San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2022, Bill.com Holdings, Inc. (the "Company") issued a press release and will hold a conference call regarding its financial results for the third fiscal quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

The Company makes reference to certain non-GAAP financial information in both the press release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the press release attached as Exhibit 99.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, the Board of Directors (the “Board”) of the Company appointed Aida Alvarez, 72, to serve as a director of the Company, effective as of May 2, 2022. Ms. Alvarez will serve as a Class II director whose term will expire at the Company’s 2024 annual meeting of stockholders and until Ms. Alvarez’s successor shall have been duly elected and qualified, or until Ms. Alvarez’s earlier death, resignation, disqualification, or removal. Ms. Alvarez will also serve as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Alvarez currently serves as a member of the board of directors of Fastly Inc., a cloud computing company, where she has served since August 2019; Stride, Inc., a technology-based education company, where she has served since April 2017; HP Inc., an information technology company, where she has served since February 2016; and Oportun Financial Corporation, a personal credit company, where she has served since August 2011. Ms. Alvarez also serves on the board of the San Francisco Symphony and the de Young and Legion of Honor Museums, and is Chair Emerita of the Latino Community Foundation. Ms. Alvarez previously served on the board of directors of Walmart Inc., a global retail company, PacifiCare Health Systems, Inc. (United Health), a health insurance company, MUFG Union Bank, a financial institution, and Zoosk, Inc., an online dating company. From March 1997 to January 2001 Ms. Alvarez was a member of President Clinton’s Cabinet, the first Latina to serve on any U.S. President’s Cabinet, as administrator of the U.S. Small Business Administration. Prior to her government service, Ms. Alvarez was an investment banker and an award-winning journalist. Ms. Alvarez holds a B.A. from Harvard University, where she previously served on the Harvard Board of Overseers, and honorary doctorate degrees from Bethany College, Iona College, Mercy College, and the Inter-American University of Puerto Rico.

There is no arrangement or understanding between Ms. Alvarez and any other persons pursuant to which Ms. Alvarez was selected as a director. Ms. Alvarez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Alvarez will receive compensation for her service pursuant to the Company’s non-employee director compensation program.

Ms. Alvarez will also enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

In addition, on April 29, 2022 the Company and Mark Lenhard, the Company’s Chief Operating Officer, agreed that he would transition out of the Company, with his last day of service being September 1, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 5, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date:	May 5, 2022	By:	/s/ John Rettig
John Rettig Chief Financial Officer and Executive Vice President, Finance and Operations